UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF DIRECTOR

On December 12, 2023, the Board of Directors (“Board”) of Integra LifeSciences Holdings Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance committee of the Board, appointed Jeffrey Alan Graves as a director of the Company, effective immediately, to fill an existing vacancy on the Board. The Board has determined that Mr. Graves is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

In connection with his appointment to the Board, pursuant to the Company’s non-employee director compensation policy, Mr. Graves will be eligible to receive an annual retainer and a director equity grant, in each case as described under “Director Compensation – Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 6, 2023. The initial annual board retainer to be received by Mr. Graves will be pro-rated based on his appointment to the Board as of December 12, 2023.

In connection with his appointment to the Board, the Company and Mr. Graves will enter into an indemnification agreement consistent with the form of the Company’s indemnification agreement entered into with its other directors, the form of which is attached as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 22, 2023.

Other than as described above, there were no arrangements or understandings between Mr. Graves and any other persons pursuant to which he was selected as a director, and neither Mr. Graves nor any of his immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

A press release announcing Mr. Grave’s appointment was issued on December 12, 2023. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

CHANGE IN CONTROL PROGRAM

On December 12, 2022, Integra LifeSciences Holdings Corporation (the “Company”) adopted a change in control severance program (the “Program”) under which certain executives of the Company, including Lea Knight, Executive Vice President and Chief Financial Officer, Robert T. Davis, Jr., Executive Vice President, President – Tissue Technologies, Michael McBreen, Executive Vice President, President – Codman Specialty Surgical, and Eric I. Schwartz, Executive Vice President, Chief Legal Officer and Secretary, are participants (each, an “executive participant”). The Program is effective as of January 1, 2024, and renews the Program for executive participants scheduled to expire on December 31, 2023.

The Program provides for the payment of severance and other benefits to the executive participants in the event of a “qualifying termination,” which means a termination of employment with the Company without “cause” or by the executive participant for “good reason,” in either case, on or within two years following a “change in control” of the Company and so long as such change in control occurs by December 31, 2024 (each, as defined in the Program). In the event of a qualifying termination, the Program provides for:

•a lump sum payment equal to 1.5 times (or 2 times for Ms. Knight) the sum of the executive participant’s annual base salary and target cash bonus;
•a lump sum payment equal to a pro rata portion of the executive participant’s target cash bonus for the partial fiscal year in which the termination occurs;
•Company-subsidized COBRA premium payments for up to eighteen months following the termination date;
•Company-paid outplacement services for up to twelve months following the termination date; and
•to the extent the executive participant has not yet received his or her short-term annual cash bonus for prior-year performance with the Company, the executive participant shall still receive such short-term annual cash bonus for prior-year performance at the time non-terminated employees receive such short-term annual cash bonus if such payment is due.

An executive participant’s right to receive the severance payments and benefits described above is subject to the delivery and non-revocation of an effective general release of claims in favor of the Company.

In addition, under the Program, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive participant receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The term of the Program expires on December 31, 2024, and any extension of the term requires the approval of the Compensation Committee of the Company’s Board of Directors. However, upon the occurrence of a change in control, the term will automatically be extended until the two-year anniversary of the date on which the change in control occurs. In addition, if an executive participant incurs a qualifying termination during the term of the Program, the term automatically will be further extended until each party’s rights and obligations are fully satisfied.

The foregoing description of the Program is not complete and is subject to and qualified in its entirety by the terms of the Program, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Change in Control Severance Program

99.1 Press Release, dated December 12, 2023, issued by Integra LifeSciences Holdings Corporation

104 Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 13, 2023	By:	/s/ Eric I. Schwartz
Eric I. Schwartz
	Title:	Executive Vice President, Chief Legal Officer and
Secretary